CERTIFICATE OF MERGER

                                       OF

                           TOTAL RESEARCH CORPORATION
                           (a New Jersey Corporation)
                                      INTO
                           TOTAL RESEARCH CORPORATION
                            (a Delaware Corporation)

         The undersigned corporation

         DOES HEREBY CERTIFY:

         FIRST:     That  the name and  state  of  incorporation  of each of the constituent corporations of the merger is as follows:

         NAME                                        STATE OF INCORPORATION
         ----                                        ----------------------

TOTAL RESEARCH CORPORATION                             Delaware
TOTAL RESEARCH CORPORATION                             New Jersey

         SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of section 252 of the General Corporation Law of the State of Delaware.

         THIRD:     The name of the surviving corporation of the merger is TOTAL
RESEARCH CORPORATION (herein referred to TRC-Del), a Delaware corporation.


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         FOURTH:    That  the  amendments  or  changes  in  the  Certificate  of
Incorporation of TRC-Del, a Delaware corporation, which is the surviving corporation, that are to be effected by the merger are as follows: 4. The total number of shares of common stock which the corporation shall have authority to issue is Twenty Million (20,000,000) and the par value of each of such shares is One Million ($0.001) amounting in the aggregate to Twenty Thousand Dollars ($20,000.00).

         FIFTH:     That the  executed  agreement  of  merger  is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 5 Independence Way, Princeton, New Jersey 08540.

         SIXTH:     That a copy of the  agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

         SEVENTH:   The  authorized  capital  stock of each foreign  corporation which is a party to the merger is as follows:

Corporation      Class      Number of Shares           Par value per share or
                                                       statement that shares are
                                                       without par value

Total Research   Common       50,000,000                         $0.01
Corporation


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Dated:  2/17/87

                                               TOTAL RESEARCH CORPORATION
                                                  (Delaware Domestic)


                                               By:/s/ Lorin Zissman
                                                  ---------------------------
                                                  LORIN ZISSMAN
                                                  President


ATTEST:


By:/s/ William N. Levy
   ---------------------------
   WILLIAM N. LEVY
   Secretary